Exhibit 10.2

                                 LOAN AGREEMENT


     This Loan Agreement ("Agreement") made this 15th day, August 2005 by and between Millennium Opportunity Fund, a Florida corporation ("Lender") and Interactive Games, Inc., a Florida corporation ("Borrower").

WITNESSETH:

     WHEREAS, Lender is prepared to make one or more loans or advances to Borrower in the aggregate principal amount of up to One Hundred Fifty Thousand ($150,000) in order to provide working capital for the business of Borrower;

     WHEREAS, Borrower is publicly-traded.

     WHEREAS, Borrower desires to borrow such funds on the terms and conditions set forth herein;

     NOW, THEREFORE, the parties agree as follows:

     1. The Loan. Lender has agreed to make loans or advances of up to an aggregate of One Hundred Fifty Thousand ($150,000) to Borrower as set forth in the Revolving Credit Note annexed hereto as Exhibit 1 (the "Loan"). Lender and Borrower shall determine the amount of future advances to be made to Borrower all on the same terms as set forth in this Agreement. Subject to the limitations hereafter provided, Borrower hereby promises to repay to Lender the Loan upon demand commencing February 15, 2006 together with interest thereon at the rate of 7.5% per annum. Interest shall be payable quarterly commencing August 15, 2005.

     2. Senior Indebtedness. The Loan represented hereby shall constitute senior indebtedness of Borrower.

     3. Issuance of Securities. The Borrower and Lender agree that for each advance made by Lender pursuant hereto, Lender shall receive (i) and option to purchase that number of shares of common stock of Interactive Games equal to 10% of the dollar amount of the advance at an exercise price of $0.20 per share;
(ii) an option to purchase common stock of the Borrower equal to 90% of the dollar amount of the advance at an exercise price equal to the average bid price of the Borrower's common stock for the 10 trading days preceding the exercise of the option. Both such options shall be for a term of two (2) years from the date hereof. By way of example, if Lender were to make available loans to Borrower in the principal amount of $100,000, Lender would receive from Borrower (i) and option to purchase 10,000 shares of common stock of Interactive Games at an exercise price referred to above; and (ii) an option to purchase 90,000 shares of common stock of Interactive Games at the average bid price of the common stock of Interactive Games for the ten trading days preceding such advance. Once the loan has been outstanding, the reduction of such loan and thereafter the increase of such loan shall not entitle the Lender to any additional options unless the amount advanced exceeds the maximum amount of the loan and advances previously made to Borrower.


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     4. Remedies. Immediately upon occurrence of any one or more of the below-enumerated events (herein called "Events of Default"), Lender may at any time thereafter declare the Loan owed to Lender by Borrower hereunder and all other liabilities and indebtedness owed by Borrower to Lender to be forthwith due and payable, whereupon the Loan owed to Lender by Borrower and all other liabilities and indebtedness owed by Borrower to Lender with accrued interest thereon, whether contingent or direct, shall forthwith become due and payable without presentment, demand, protest or other notice of any kind from Lender, all of which are hereby expressly waived. No right, power or remedy conferred upon Lender by this Agreement shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law or in equity;

     5. Events of Default. The occurrence of any of the following shall constitute "Events of Default," and all obligations under this Agreement shall, notwithstanding any time allowed in any such Note given by Borrower to Lender, become immediately due and payable on demand upon the occurrence of any of the following Events of Default: (i) Borrower shall fail to make any payment of interest or principal or to perform any obligation hereunder or the Revolving Credit Note or Notes issued pursuant to hereto when due; (ii) any warranty, representation, covenant or statement made or furnished to Lender by or in behalf of Borrower pursuant to this Agreement or any contract pursuant to which this Agreement is consummated shall have been false in any material respect which made or furnished; or (iii) Borrower becoming insolvent, filing or subject to a petition under the Bankruptcy Law by or against Borrower, or making a general assignment for the benefit of creditors.

     6. Enforcement. Lender shall have the right at all times to enforce the provisions of this Agreement in strict accordance with the terms hereof. The failure of the Lender at any time or times to enforce its or their rights under such provisions strictly in accordance with the same shall not be construed as having in any way or manner modified or waived the same. All rights and remedies of Lender are cumulative and concurrent, and the exercise of one right or remedy shall not be deemed a waiver or release of any other right or remedy.

     7. Waiver. Borrower hereby waives presentment, demand for payment, notice of dishonor, protest and notice of protest of the Collateral, notice of maturity, notice of non-payment and any and all other notices or demands in connection therewith.

     8. Term. The term of this Agreement shall commence with the date hereof and end upon the payment of the Loan in full.

     9. Governing Law. The laws of Florida shall govern the construction of this Agreement and the rights and duties of the parties hereto except as otherwise provided.

     10. Benefit. This Agreement shall inure to the benefit of Lender's successors and assigns and shall be binding on Borrower's successor and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as if the day and year first above written.

                              LENDER:

                              MILLENNIUM OPPORTUNITY FUND


                              By:
                                   ---------------------------------------
                                   President


                              BORROWER:

                              INTERACTIVE GAMES, INC.


                              By:
                                  ----------------------------------------
                                  President